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                      AMES DEPARTMENT STORES, INC.
                      CONDENSED BALANCE SHEET
                      MANAGEMENT FORMAT
                      FISCAL 1995 PLAN (REVISED)
                      ($ 000's)
                                                                                                                EXHIBIT 20
                                                                                                                Page 2 of 3

                                                                   FOR MONTH ENDING
                      ------------------------------------------------------------------------------------------------------------
                      FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN
Assets
Current Assets:
  Cash & equivalents   $22,749  $25,352  $25,698  $29,895  $29,821  $23,976  $23,527  $31,670  $24,196  $49,963  $54,280  $16,843

  Mdse Inventories     478,837  489,489  495,681  494,484  472,288  492,244  500,829  542,590  585,693  568,034  410,204  417,099
  Other current assets  30,855   40,352   41,828   43,062   38,237   40,520   46,811   55,799   62,042   93,175   34,561   29,313
                      ------------------------------------------------------------------------------------------------------------
  Total Current Assets 532,441  555,193  563,207  567,441  540,346  556,740  571,167  630,059  671,931  711,172  499,045  463,255

Net Fixed Assets        41,697   42,697   44,026   46,680   50,064   52,938   56,309   58,304   58,649   58,444   58,013   57,505

Long Term Assets         5,790    5,477    5,915    5,602    5,290    5,227    4,915    4,602    4,540    4,227    3,915    3,852
                      ------------------------------------------------------------------------------------------------------------
Total Assets          $579,928 $603,368 $613,148 $619,723 $595,700 $614,905 $632,391 $692,964 $735,119 $773,842 $560,973 $524,612
                      ============================================================================================================


Liabilities
Current Liabilities:
  Trade acc'ts pay.   $118,377 $104,856 $115,262 $106,357  $77,517 $122,736 $120,777 $147,681 $205,830 $207,810 $136,530 $127,051
  Note (rev.) payable   75,000  120,000  120,000  140,000  140,000  125,000  150,000  180,000  165,000  190,000        -        -
  Other current liabs. 157,321  155,344  156,993  152,396  157,424  151,923  150,202  154,027  151,319  155,492  166,553  163,120
                      ------------------------------------------------------------------------------------------------------------
  Total Current Liabs. 350,697  380,200  392,255  398,752  374,941  399,659  420,979  481,708  522,149  553,303  303,083  290,171


Long-term debt          39,191   38,124   37,438   37,254   36,134   36,230   36,404   35,621   35,722   35,896   34,788   26,970
Other LT liabilities    42,384   42,042   41,699   41,360   41,016   40,668   40,331   39,991   39,647   39,314   38,978   35,389

Unfav. lease liability  22,744   22,587   22,430   22,273   22,117   21,960   21,803   21,646   21,489   21,332   21,175   21,018
Fresh-start excess      48,173   47,581   47,108   46,635   46,043   45,570   45,097   44,505   44,032   43,559   42,967   42,493


Shareholders Equity
  Paid-in capital       80,305   80,305   80,305   80,305   80,305   80,305   80,305   80,305   80,305   80,305   91,285   87,832
  Ret. earn. (def.)     (3,565)  (7,471)  (8,087)  (6,856)  (4,855)  (9,485) (12,527) (10,811)  (8,225)     134   28,697   20,738
                      ------------------------------------------------------------------------------------------------------------
  Total Share. Equity   76,739   72,834   72,218   73,449   75,450   70,819   67,777   69,494   72,080   80,439  119,983  108,571
                      ------------------------------------------------------------------------------------------------------------
Total Liab. & Equity  $579,928 $603,368 $613,148 $619,723 $595,700 $614,905 $632,391 $692,964 $735,119 $773,842 $560,973 $524,612
                      ============================================================================================================











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